Exhibit 10.5
Schedule identifying substantially identical agreements, between Visteon Corporation (“Visteon”) and each of the persons named below, to the Change in Control Agreement constituting Exhibit 10.12 to the Annual Report on Form 10-K of Visteon for the fiscal year ended December 31, 2016.

Name
Christian A. Garcia
Sunil K. Bilolikar
Matthew M. Cole
Steven S. Fitzgerald
Brett D. Pynnonen
Markus J. Schupfner
Robert R. Vallance
William M. Robertson